SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: April 24, 2007

Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (336) 526-6300

This document contains 2 pages, plus exhibit

Item 8.01: Other Events
Yadkin Valley Financial Corporation (NASDAQ Global Select Market: YAVY) announces initiation by Stanford Group Company in a report dated April 16, 2007. The coverage was initiated with a “buy” recommendation and a target price of $22 per share. Yadkin Valley Financial Corporation owns 100% of Yadkin Valley Bank and Trust.
Bill Long, President and CEO, stated, “We’re extremely pleased with the report released by Stanford Group Company. We believe that Stanford has recognized our bank’s outstanding growth and performance in relation to its peers and our advantageous position for potential growth opportunities. “
For a copy of the report, contact Doug Rainwater, Research Analyst, at Stanford Group Company. Doug can be reached at 901-537-1642 or at drainwater@stanfordeagle.com
Item 9.01: Exhibits
     Exhibit 99: Press Release
Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Bank and Trust Company

By:	\s\Edwin E. Laws
Edwin E. Laws Chief Financial Officer

Date:	April 24, 2007